                                 AMENDMENT NO. 6
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT



         The Master Administrative Services Agreement (the "Agreement"), dated June 5, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Growth Series, a Delaware statutory trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM GROWTH SERIES


PORTFOLIOS                                         EFFECTIVE DATE OF AGREEMENT
----------                                         ---------------------------
AIM Basic Value Fund                                     June 5, 2000

AIM Global Equity Fund                                   November 4, 2003

AIM Mid Cap Core Equity Fund                             September 1, 2001

AIM Small Cap Growth Fund                                September 11, 2000"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: March 31, 2004
                                            A I M ADVISORS, INC.

Attest: /s/ LISA A. MOSS                    By: /s/ MARK H. WILLIAMSON
        ----------------------------            ----------------------------
        Assistant Secretary                     Mark H. Williamson
                                                President


(SEAL)


                                            AIM GROWTH SERIES


Attest: /s/ LISA A. MOSS                    By: /s/ ROBERT H. GRAHAM
        ----------------------------            ----------------------------
        Assistant Secretary                     Robert H. Graham
                                                President


(SEAL)